Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of MarketAxess Holdings Inc. of our report dated March 31, 2004, except as to Note 2, which is as of October 18, 2004, and as to Note 22, which is as of November 1, 2004, relating to the consolidated financial statements of MarketAxess Holdings Inc. and its subsidiaries, which appears in its Registration Statement (No.333-112718) on Form S-1.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, NY
November 4, 2004